EXHIBIT 10.4

FORM OF INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”), dated as of [●], 2016 (the “Effective Date”), is between MGM Resorts International, a Delaware corporation (“Licensor”) and MGM Growth Properties LLC, a Delaware limited liability company (“Licensee”).

Recitals

WHEREAS, Licensor is the owner of the MGM trademark, in plain type and in various formats with and without designs, which are registered on the Principal Register of the United States Patent and Trademark Office for a variety of goods and services (the “Licensed Mark”); and

WHEREAS, Licensor wishes to license to Licensee, and Licensee wishes to obtain from Licensor, a license to use the Licensed Mark in connection with the name of Licensee and its Subsidiaries (as defined below) and uses incidental to the management and operation of Licensee and its Subsidiaries (the “Licensed Services”).

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. License. Subject to the other terms and conditions of this Agreement, Licensor grants to Licensee the non-exclusive, royalty-free right to: (a) use the Licensed Mark in association with the Licensed Services; and (b) sublicense use of the Licensed Mark to Subsidiaries (as defined in the Contribution Agreement), whether now existing or formed during the Term (as defined below) for use in connection with the Licensed Services for as long as Licensee owns at least a majority interest in the Subsidiary. In the event that Licensee grants any sublicense to any of its Subsidiaries as permitted herein, Licensee shall ensure that the Subsidiaries consent to the terms of this Agreement and Licensee shall be responsible for its Subsidiaries’ compliance with the terms of this License. All rights not otherwise licensed to Licensee hereunder are specifically reserved and owned by Licensor, including, without limitation, use of the Licensed Mark in connection with casino, hotel, and entertainment services, and other related goods and services offered by Licensor or its subsidiaries and affiliates that own or operate resort hotels and casinos. Nothing herein shall preclude Licensee or its Subsidiaries from using trademarks owned by Licensor in a nominative manner to the extent necessary to identify or refer to Licensor, as permitted by law and provided that such use does not create a likelihood of confusion.

2. Term and Termination. The term of this Agreement shall commence on the Effective Date and continue for fifty (50) years (“Term”). Licensor may terminate this Agreement during the Term upon thirty (30) days’ written notice to Licensee if Licensee or any of its Subsidiaries materially breach this Agreement and fail to cure such breach within thirty (30) days after receipt of written notice of such breach. Licensee may terminate this Agreement for any reason upon thirty (30) days’ written notice to Licensor. Upon termination of this Agreement, all rights and licenses granted to Licensee pursuant to this Agreement shall immediately and automatically revert to Licensor, Licensee and its Subsidiaries shall no longer be entitled to use the Licensed Mark in any form in any media now known or hereafter invented, and Licensee and its Subsidiaries shall cease holding themselves out as being licensed by Licensor; provided, however, that Licensee and its Subsidiaries shall have thirty (30) days after the effective date of termination to phase out all uses of the Licensed Mark.

3. Quality Control.

a. Acknowledgement. Licensee for itself and its Subsidiaries acknowledges and is familiar with the high standard of quality of the goods and services offered by Licensor. Licensee and its Subsidiaries shall, at all times, use the Licensed Mark in a manner consistent with this standard of quality and in compliance with any brand guidelines or style guide provided by Licensor from time to time during the Term. Licensee and its Subsidiaries shall include any trademark designations, including, but not limited to, the ® symbol, reasonably required by Licensor in connection with use of the Licensed Mark.

b. Director Approvals. Licensor or its designee, including, without limitation, the Director of Intellectual Property (“Director”) of Licensor, shall have the right to audit use of the Licensed Mark by Licensee and its Subsidiaries, including, without limitation, through a periodic onsite audit not to exceed one time every two (2) years during the Term, and examination of samples of their use of the Licensed Mark at any time during the Term, which samples Licensee and its Subsidiaries must provide upon request. If Licensor or its Director provides written notice to Licensee that Licensee or its Subsidiaries have not complied with the standard of quality required herein, Licensee and its Subsidiaries shall take remedial steps necessary to ensure that their use is brought into compliance.

4. Representations, Warranties and Covenants.

a. Licensee for itself and its Subsidiaries acknowledges that Licensor is the exclusive owner of the Licensed Mark and of the goodwill symbolized thereby, and agree that their use of the Licensed Mark inures exclusively to the benefit of, and is owned by, Licensor and to take all actions and execute all documents necessary to protect or support Licensor’s ownership of the Licensed Mark.

b. Licensor shall have the right, but not the obligation, to seek protection of the Licensed Mark in its sole and absolute discretion. Licensee for itself and its Subsidiaries agrees to promptly notify Licensor of any third-party claims, infringements, oppositions, cancellations or actions asserted by others relating to the Licensed Mark of which Licensee or its Subsidiaries become aware during the Term.

c. Licensee for itself and its Subsidiaries agrees that, during the Term and thereafter, they will not contest Licensor’s right in and to the Licensed Mark or contest the validity of this Agreement. Licensee for itself and its Subsidiaries further agrees not to adopt, use or apply to register any mark, trade name, corporate name or domain name containing the Licensed Mark or a confusingly similar mark or design, unless consistent with the scope of the Licensed Services or permitted in writing by Licensor. In the event that Licensee or any of its Subsidiaries breach this provision, Licensee hereby grants Licensor an irrevocable limited power of attorney to correct the records and have the application or registration placed in Licensor’s name.

5. Miscellaneous.

a. Assignment. Except as expressly provided herein, neither Licensee nor any of its Subsidiaries shall assign or transfer this Agreement or any of their rights or obligations hereunder without Licensor’s prior written consent. Any purported assignment or transfer by Licensee or its Subsidiaries in contravention of this Agreement shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted assigns and successors (whether through merger, operation of law or otherwise).

b. Dispute Resolution. The provisions of Article VIII of that certain Master Contribution Agreement, dated as of the date hereof, by and among Licensor, Licensee and MGM Growth Properties Operating Partnership LP (the “Contribution Agreement”) shall apply, mutatis mutandis, to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby.

c. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles thereof. In addition, other than disputes, controversies or claims (whether arising in contract, tort or otherwise) governed by the mediation and/or arbitration procedures set forth in Article VIII of the Contribution Agreement, the parties agree that any legal action or proceeding regarding this Agreement shall be brought and determined exclusively in a state or federal court located within the State of New York.

d. Entire Agreement. This Agreement, and any other records incorporated herein by reference, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

LICENSOR: [●]	LICENSEE: [●]

By:	By:

Name:	Name:

Its:	Its:

3